AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000


                                                  COMMISSION FILE NO. 1-5471

                       SCHEDULE 14A INFORMATION


      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934


Filed by the Registrant        [X]
Filed by a Party other than the Registrant        [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the
                                         Commission Only (as permitted
                                         by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GLOBAL MARINE INC.

              (Name of Registrant as Specified in its Charter)

                                   N/A

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)



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

   [LOGO]

                       GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493

             NOTICE of ANNUAL MEETING of STOCKHOLDERS
                      THURSDAY, MAY 11, 2000
                     9:00 a.m. CENTRAL TIME

                      THE ST. REGIS, HOUSTON
                           THE BALLROOM
                       1919 BRIAR OAKS LANE
                          HOUSTON, TEXAS

     You are cordially invited to attend the 2000 Global Marine Inc. Annual Meeting of Stockholders to:

               1.   Elect three directors;

               2.   Approve the Non-Employee Director Restricted Stock Plan;

               3. Approve an increase in the authorized shares for the 1998 Stock Option and Incentive Plan;

               4.   Ratify the appointment of independent accountants; and

               5. Transact other business properly brought before the meeting.

     Stockholders of record at the close of business on March 16, 2000, will be entitled to vote. YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND OR NOT, I HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT AND ON YOUR PROXY CARD OR VOTING FORM REGARDING EACH OF THESE VOTING OPTIONS.



                                   ALEXANDER A. KREZEL
                                   Corporate Secretary


Houston, Texas
March 30, 2000

                        TABLE OF CONTENTS
                                                             PAGE

Proxies and Voting at the Meeting .. . .. . .. . .. . .. . . 1
Election of Directors . .. . .. . .. . .. . .. . .. . .. . . 2
Board Committees . .. . .. . .. . .. . .. . .. . .. . .. . . 4
Director Compensation . .. . .. . .. . .. . .. . .. . .. . . 5
Security Ownership of Certain Beneficial Owners. .. . .. . . 6
Security Ownership of Directors and Executive Officers.. . . 7
Compensation Committee Report on Executive Compensation. . . 8
Executive Compensation. .. . .. . .. . .. . .. . .. . .. . .12
     Summary Compensation Table . .. . .. . .. . .. . .. . .12
     Option Grants in 1999 . .. . .. . .. . .. . .. . .. . .13
     Aggregated Option Exercises in 1999 and Year-End
           Option Values.. . .. . .. . .. . .. . .. . .. . .14
     1999 Long-Term Incentive Awards . .. . .. . .. . .. . .14
     Pension Plan Table .. . .. . .. . .. . .. . .. . .. . .15
Employment Agreements and Termination Arrangements. . .. . .16
Cumulative Total Shareholder Return. . .. . .. . .. . .. . .17
Approval of Non-Employee Director Restricted Stock Plan. . .18 Approval of Increase in the Number of Authorized Shares
     for the 1998 Stock Option and Incentive Plan.. . .. . .20
Ratification of Appointment of Independent Accountants.. . .24
Other Matters .. . .. . .. . .. . .. . .. . .. . .. . .. . .25
Voting Via the Internet or By Telephone.. . .. . .. . .. . .26
Non-Employee Director Restricted Stock Plan .. . .. . .. . .A-1


                      YOUR VOTE IS IMPORTANT

     You can vote any one of three ways: via the Internet, by telephone, or by mail. Please refer to VOTING VIA THE INTERNET OR BY TELEPHONE in the proxy statement for further details on voting via the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending upon whether shares are registered in your name or in the name of a bank or a broker or are held in a Global Marine 401(k) account. To vote by mail, please sign, date and return the enclosed proxy card in the envelope provided.

                        GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493
                          ______________

                         PROXY STATEMENT
                          ______________


     This proxy statement and the form of proxy are being mailed beginning approximately on March 30, 2000. Global Marine Inc.'s Board of Directors is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 11, 2000, and any postponement or adjournment of the meeting.

                PROXIES AND VOTING AT THE MEETING

VOTING

     Each of your shares of common stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon except the election of directors. In the election of directors, you have the right to cumulate your votes, with each share having a number of votes equal to the number of directors to be elected. If you vote in person at the meeting, you may cast votes for one candidate or distribute votes among two or more candidates. The individuals named in the accompanying proxy will have discretionary authority to cumulate votes among candidates. If you give the accompanying proxy and do not revoke it, you will not have the ability to direct that your votes be cumulated.

     All shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR the Board of Directors' nominees for directors, FOR approval of the Non-Employee Director Restricted Stock Plan, FOR approval of the increase in the number of authorized shares for the 1998 Stock Option and Incentive Plan, and FOR approval of the proposal to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2000. If any other matters are properly presented at the Annual Meeting for action, the proxies will have discretion to vote. The Company has not been notified of and the Board of Directors does not know of any other matters to be brought before the Annual Meeting.

QUORUM

     At the close of business on March 16, 2000, the record date for the meeting, there were issued and outstanding 174,889,634 shares of common stock, all of one class. If at least a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist.

     Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, usually because he does not have the authority to do so. A broker non-vote will have no effect on the outcome of any proposal. Votes may be cast in favor of or withheld in the election of directors. Votes withheld will be excluded from the vote. Abstentions on the proposal to approve the Non-Employee Director Restricted Stock Plan, the proposal to approve the increase in the number of authorized shares for the 1998 Stock Option and Incentive Plan, or the proposal to ratify the appointment of independent auditors will have the effect of a negative vote.

                      ELECTION OF DIRECTORS

BOARD STRUCTURE

  The Company's Board of Directors is divided into three classes. Stockholders elect one class at each annual meeting to serve a three-year term. Directors elected at the 2000 Annual Meeting of Stockholders will serve a term of three years to expire in 2003. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The candidates, up to the number of directors to be elected, receiving the highest number of votes cast by stockholders will be elected. If any of the nominees become unable or otherwise unavailable to serve, the proxies will be voted in accordance with the authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.

  Further information concerning the nominees for election and the other directors appears below.

               NOMINEES FOR TERMS EXPIRING IN 2003

  Edward A. Blair, 64, was President of BHP Petroleum (Americas), Inc. from 1994 until his retirement in April 1998. Previously, he was President of Hamilton Brothers Oil and Gas Limited until its acquisition by BHP Petroleum in 1991, after which he served as President of the Europe, Russia, Africa and Middle Eastern Region of BHP Petroleum. Mr. Blair was elected a director of the Company in November 1998.

  John M. Galvin, 67, has been a private investor and consultant since his retirement in 1992 as Vice Chairman, a director and Chief Financial Officer of The Irvine Company, a major, private real estate development and investment company. He is a director of
Commercial Intertech Corp. and CUNO Incorporated.   Mr. Galvin was
first elected a director of the Company in 1979.

  Ben G. Streetman, 60, is Dean of the College of Engineering and a Professor of Electrical and Computer Engineering at The University of Texas at Austin. Dr. Streetman is also a director of National Instruments, Inc. and ZixIT, Inc. He was elected a director of the Company in 1997.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF MESSRS.
BLAIR AND GALVIN AND DR. STREETMAN.

  The members of the Board of Directors who are not subject to election at the 2000 Annual Meeting are as follows.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

  Thomas W. Cason, 57, owns and manages four equipment dealerships, primarily in support of the agricultural industry. Mr. Cason served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995, and is a partner in Hiller Key Tronic Partners, L.P., which has been managing Key Tronic's turnaround. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated. He was first elected a director of the Company in 1995.

  Jerry C. Martin, 67, served as the Company's Senior Vice
President and Chief Financial Officer from 1985 until his retirement in June 1997. Prior to 1985, he held various positions with Global

Marine Drilling Company, the Company's domestic dayrate drilling subsidiary. Mr. Martin was first elected a director of the Company in 1993.

  Robert E. Rose, 61, has been the Company's Chairman since May 1999 and its President and Chief Executive Officer since re-joining the Company in 1998. He began his professional career with Global Marine in 1964 and left the Company in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in April 1998 and served as President and Chief Executive Officer of Cardinal Services, Inc., an oil services company, before re-joining the Company. Mr. Rose is also a director of Superior Energy Services, Inc. He was first elected a director of the Company in May 1998.

  John Whitmire, 59, has served since March 1999 as Chairman of the Board of Directors of CONSOL Energy Inc. and CONSOL Inc., which are engaged in the production of bituminous coal for the electric utility industry. Mr. Whitmire was Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held senior management positions including Executive Vice President-Exploration and Production. He was also a member of Phillips' Board of Directors. Mr. Whitmire is also a director of Thermon Industries. Mr. Whitmire was elected a director of the Company in February 1999.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

  C. Russell Luigs, 66, has been the Chairman of the Executive Committee of the Company's Board of Directors since May 1999. He was Chairman of the Board from 1982 until May 1999, and he was the Company's Chief Executive Officer from the time he joined the Company in 1977 until May 1998. He also served as President of the Company from 1977 to May 1997. Mr. Luigs was first elected a director of the Company in 1977.

  Edward R. Muller, 48, served as President and Chief Executive Officer of Edison Mission Energy Company, a wholly-owned subsidiary of Edison International (formerly SCEcorp), from 1993 until January 2000. Edison Mission Energy Company is engaged in developing, owning and operating independent power production facilities worldwide. From mid-1999 until early 2000, Mr. Muller was Deputy Chairman of the Board of Directors of Contact Energy Ltd., a New Zealand electric generation company partially owned by Edison Mission Energy. He was first elected a director of the Company in 1997.

  Paul J. Powers, 65, has been Chairman of the Board and Chief Executive Officer of Commercial Intertech Corp. since 1987, and from 1996 to 1999 he was also Chairman of the Board of CUNO Incorporated. Commercial Intertech is a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. CUNO is a worldwide producer of fluid purification systems. Mr. Powers is also a director of CUNO Incorporated, FirstEnergy Corp. and Twin Disc, Inc. Mr. Powers was first elected a director of the Company in 1995.

  Carroll W. Suggs, 61, is the Chairman, President, and Chief
Executive Officer of Petroleum Helicopters, Inc.  Petroleum
Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs serves on the boards of Whitney Holding Company and VARCO International. She was first elected a director of the Company in February 2000.

               DIRECTOR WITH TERMS EXPIRING IN 2000

  Edward J. Campbell, 72, was President of J. I. Case Company, at the time a wholly-owned subsidiary of Tenneco Inc., from 1992 until his retirement in 1994. J. I. Case is a manufacturer of farm and construction equipment. From 1979 through 1991, Mr. Campbell was President and Chief Executive Officer of Newport News Shipbuilding
& Dry Dock Co. He is also a director of Titan International, Inc. and the American Bureau of Shipping (ABS) Group of Companies.
Mr. Campbell is retiring from the Company's Board of Directors at the 2000 Annual Meeting of Stockholders as required by the Company's By-laws. He has served as a director of the Company since 1981.

                         BOARD COMMITTEES

  During 1999, the Board of Directors held eight meetings.  The
Board of Directors has five standing committees. During 1999, each current director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he served.

  AUDIT COMMITTEE - The Audit Committee consists of five non-employee directors: Thomas W. Cason, Chairman, Edward J. Campbell, Jerry C. Martin, Ben G. Streetman and Carroll W. Suggs. Members of the Committee, the Company's independent auditors, and the head of the Company's internal audit staff attend Committee meetings. In addition, the Audit Committee meets privately with the Company's independent auditors at least once a year. The Committee recommends the firm of independent auditors for each fiscal year, approves the nature of the professional services provided by the independent auditors prior to performance of such services, and reviews the independence of the auditors. The Committee also reviews the scope of work and the reported results of the Company's internal auditors and confers with management from time to time on financial reporting and internal control matters. During 1999, the Audit Committee held five meetings.

  COMPENSATION COMMITTEE - The Compensation Committee consists of five non-employee directors: John M. Galvin, Chairman, Edward A. Blair, Edward R. Muller, Paul J. Powers, and John Whitmire. The Compensation Committee recommends to the Board remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate, and the grant of benefits under compensation plans, and it approves stock option grants and certain other compensation. The Compensation Committee held six meetings during 1999. A Compensation Committee Report on Executive Compensation begins on page 9 of this Proxy Statement.

  EXECUTIVE COMMITTEE - The Executive Committee consists of five directors: C. Russell Luigs, Chairman, Thomas W. Cason, John M. Galvin, Robert E. Rose and John Whitmire. The Executive Committee has the authority to exercise all the powers of the Board which may be delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Executive Committee did not meet during 1999.

  FINANCE COMMITTEE - The Finance Committee consists of five non-employee directors: Paul J. Powers, Chairman, Edward A. Blair, Thomas W. Cason, John M. Galvin and Jerry C. Martin. The Committee reviews the Company's annual financial plan, recommends to the Board material capital expenditures, acquisitions and financings, and advises with respect to the Company's external financial relationships. During 1999, the Finance Committee held four meetings.

  NOMINATING COMMITTEE - The Nominating Committee consists of five non-employee directors: Edward J. Campbell, Chairman, Edward
R. Muller, Ben G. Streetman, Carroll W. Suggs  and John

Whitmire. The Nominating Committee, which held four meetings during 1999, recommends to the Board nominees for election as directors. The Committee considers the performance of incumbent directors in determining whether they should be nominated to stand for reelection. The Committee also considers qualified nominees recommended by stockholders. Any recommendation for the 2001 election of directors should be submitted in writing to the Corporate Secretary of the Company at 777 North Eldridge Parkway, Houston, Texas 77079-4493.

                      DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

  Board members who are not salaried employees receive separate compensation for Board service. That compensation includes:

     Annual Retainer . .  . .  . .  . .  . .  . .  . . $32,000
     Annual Retainer (Committee Chairman). .  . .  . . $ 4,000
     Board Attendance Fee (regular meeting).  . .  . . $ 1,000
     Board Attendance Fee (special meeting
           attended in person) . . . . . . . . . . . . $ 1,500
     Board Attendance Fee (special meeting attended
           by phone) . . . . . . . . . . . . . . . . . $ 1,000
     Committee Attendance Fee  . .  . .  . .  . .  . . $ 1,000
     Annual Management Conference.  . .  . .  . .  . . $ 1,000
     Special Assignment Fee .  . .  . .  . .  . .  . . $ 1,000 per day
     Annual Option Grant  . .  . .  . .  . .  . .  . .   3,000 shares

DIRECTOR OPTIONS

     Options to purchase shares of common stock are granted to each director who, as of the date of grant, is not an employee and has not been an employee for any part of the preceding fiscal year.
Each option grant, vesting in equal installments over two years and having a ten-year term, has an exercise price equal to the fair market value of the common stock on the date of grant. At present, all of the directors except Messrs. Luigs and Rose are eligible non-employee directors.

     A director receives an initial 10,000-share option on the date he or she first achieves eligibility. He automatically receives an additional 3,000-share option on the adjournment date of each annual meeting of stockholders in each subsequent year in which he or she remains eligible. In May 1999, when he first became eligible to participate in the plan, Mr. Martin received an initial option grant for 10,000 shares. Also in May 1999, Messrs. Blair, Campbell, Cason, Galvin, Muller and Powers and Dr. Streetman each received an option grant for 3,000 shares. Each option granted in May 1999 has a per share exercise price of $14.7188. Mrs. Suggs received an initial option grant for 10,000 shares at a per share exercise price of $19.4063 when she joined the Board in February 2000.

DIRECTOR RETIREMENT PLAN

     Non-employee directors participated in a retirement plan for outside directors which will terminate in May 2000. Each participant vested in an annual retirement benefit equal to a percentage of the highest annual retainer fee in effect at any time during the one-year period preceding termination of his Board service. The percentage was 20% after one year of service up to 100% after five years of service. The benefit was payable to the participant or his beneficiary over a period, up to a maximum of 15 years, equal to the period the participant served as an outside director. All directors except Mrs. Suggs and Messrs. Luigs and Rose participated in the plan. Credited years of service at

December 31, 1999, were as follows: Messrs. Campbell and Galvin, 15 years; Messrs. Cason and Powers, 4 years; Messrs. Martin and Muller and Dr. Streetman, 2 years; Mr. Blair, 1 year; and Mr. Whitmire, 0 years.

     The Board of Directors voted to terminate the retirement plan for outside directors effective May 10, 2000. Upon termination, participant directors not presently receiving benefits will become fully vested and will receive a lump sum payment equal to the present value of the accrued benefit. Participants presently receiving benefits will continue to receive benefits as if the plan was not terminated. Termination payments will be made as follows to the nominees for election as directors at the annual meeting and to other continuing directors: Mr. Blair, $52,786; Mr. Cason, $137,349; Mr. Galvin, $315,042; Mr. Martin, $87,260; Mr. Muller, $100,347;
Mr. Powers, $137,349; Dr. Streetman, $87,260; and Mr. Whitmire,
$45,577.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Listed below is the only person who, to the knowledge of the Company, may be deemed to be a beneficial owner, as of the record date, of more than 5% of the Company's common stock.

NAME AND ADDRESS              SHARES                      PERCENT
OF BENEFICIAL OWNER           BENEFICIALLY OWNED        OF CLASS(1)

FMR Corp                        19,987,010(2)              11.42%
82 Devonshire Street
Boston, Massachusetts 02109

________________

(1) The percentage indicated is based on the number of issued and outstanding shares of common stock at March 16, 2000.

(2)  The number of shares indicated is based on Amendment No. 1 to a statement on Schedule 13G, dated February 14, 2000, which was filed jointly by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. FMR is the parent holding company of certain investment companies and investment advisory and management companies, some of which may also be deemed to be beneficial owners of more than 5% of the Company's common stock by virtue of their interest in some or all of the same shares
     reported as being beneficially owned by FMR.   Edward C.
     Johnson 3d is Chairman of FMR and Abigail P. Johnson is a director of FMR. Through their ownership of voting stock in FMR and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

      SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 16, 2000, the beneficial ownership of the Company's common stock by each director and nominee, the executive officers named in the Summary Compensation Table, and, as a group, such persons and all other current executive officers, based on information provided by such persons.

                                  SHARES
                              BENEFICIALLY               PERCENT
      NAME                     OWNED (a)               OF CLASS (b)

Edward A. Blair                6,500  (c)                    -
Edward J. Campbell            35,217  (c)                    -
Thomas W. Cason               23,500  (c)                    -
John M. Galvin                35,000  (c)                    -
C. Russell Luigs           2,183,767  (d)(e)              1.24%
Jon A. Marshall              397,014  (d)(e)                 -
Jerry C. Martin              101,221  (c)                    -
Edward R. Muller              15,500  (c)                    -
Paul J. Powers                22,000  (c)                    -
W. Matt Ralls                 59,750  (d)                    -
Robert E. Rose               284,725  (d)                    -
Ben G. Streetman              16,500  (c)                    -
Carroll W. Suggs                 500                         -
John Whitmire                  5,000  (c)                    -
Marion M. Woolie             156,094  (d)(e)                 -
All of the above and other
 executive officers as a
 group (19 persons)        3,920,253  (c)(d)(e)           2.21%
_______________________

(a) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(b) As of March 16, 2000, no director or executive officer, other than Mr. Luigs, owned more than one percent of the common stock outstanding.

(c) Includes shares that may be acquired within sixty days of March 16, 2000, through the exercise of non-employee director stock options, as follows: Mr. Blair, 6,500; Mr. Campbell, 7,500; Mr. Cason, 20,500;
     Mr. Galvin, 32,500; Mr. Martin, 5,000; Mr. Muller, 14,500; Mr. Powers, 20,500; Dr. Streetman, 14,500; Mr. Whitmire, 5,000; and the group, 126,500.

(d) Includes shares that may be acquired within sixty days of March 16, 2000, through the exercise of employee stock options, as follows: Mr. Luigs, 1,028,554; Mr. Marshall, 340,305; Mr. Ralls, 59,750; Mr. Rose,
     283,225; Mr. Woolie, 93,000; and the group, 2,111,467.

(e) Includes shares attributable to accounts under the Company's 401(k) Savings Incentive Plan at March 16, 2000, as follows: Mr. Luigs, 32,909; Mr. Marshall, 3,771; Mr. Woolie, 9,112; and the group, 45,792.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION POLICIES AND PROGRAMS

          The Compensation Committee sets the compensation of the Company's senior executive officers, including the Chief Executive Officer and the other named executive officers in the Summary Compensation Table, other than Mr. Luigs. The Committee's goal is to develop and maintain a compensation program that motivates and rewards executives for maximizing stockholder value. The Committee has designed the Company's executive compensation program so that it:

          *   Attracts and retains the highest caliber executives;
          *   Motivates the executives to maximize shareholder value;
          *   Provides fair and reasonable compensation; and
          *   Links the level of compensation to performance

     The compensation program described in this report does not address the compensation paid to Mr. Luigs, who is the Chairman of the Executive Committee of the Board of Directors. As described under "Employment Agreements and Termination Agreements" in this proxy statement, Mr. Luigs is employed under an agreement pursuant to which he receives an annual salary equal to the Company pension benefits and outside director fees that he could have received if he had retired at May 1, 1999.

          The executive compensation program consists of four elements: (1) base salary, (2) annual incentive awards, (3) stock options, and (4) long-term incentive awards, each of which is tied to individual performance, but none of which is determined by any specific formula or weighing of factors in the case of any individual. Under the program, a high proportion of the compensation of these officers is "at risk," specifically annual incentive awards, stock options, and long-term incentive awards. Annual incentive awards permit the Committee to recognize Company and individual performance. Stock options and long-term incentive awards tie long-term compensation to stock price appreciation and other measures linked to stock price appreciation.

          The Committee makes awards and takes other actions regarding executive compensation considering the overall costs and benefits to the Company. Specifically, the Committee considers the costs and benefits of preserving potential tax deductibility of executive pay under Section 162(m) of the Internal Revenue Code in making awards.

          The compensation program is structured to provide executives with a total compensation package that, at expected performance levels, is competitive with those provided to executives who hold comparable positions or have similar qualifications at other similarly situated organizations. A peer group of companies similar to the new offshore drilling peer group named in the Cumulative Total Shareholder Return table of this proxy statement was utilized to evaluate the competitiveness of the Company's compensation. Compensation information of other drilling companies not included in the new offshore drilling peer group was also utilized since the competitive market for executive talent is, in many cases, broader than just the offshore drilling peer group. The Committee also receives advice regarding compensation levels from an outside compensation consulting firm.

     ANNUAL COMPENSATION

          BASE SALARY: The Company's base salary program is designed to provide base salaries for executives that approximate the 50th percentile (median) of those provided by other companies in the peer group. The Committee reviews and adjusts executive base salaries annually considering the

     Chief Executive Officer's recommendation for the executives other than himself, each executive's performance, the competitiveness of the executive's current base salary compared to the external market, and overall industry conditions.

          In February 1999, the Committee reviewed the executives' base salaries. Due to the decline in the industry conditions and the Company's operating results for 1998 as compared to 1997, the Committee determined that no increases would be made to the executives' base salaries for 1999.

          INCENTIVE AWARDS: Under the Company's 1999 Management Incentive Award Plan (the "1999 plan"), the Committee grants annual cash incentive awards that are dependent upon the achievement of previously established objectives and an evaluation of each individual's contributions to those achievements. Targeted award levels are intended by the Committee to approximate the median of the peer group. Annual incentive target awards are expressed as a percentage of base salary earned during the year and range from 20% to 60% depending on the participant's salary grade.
     Annual incentive award payments can increase to a maximum of two times the targeted percentage or decrease to zero depending on actual performance.

          The 1999 plan utilized two performance funding pools designed to deliver a total annual incentive award that is competitive with the market. One funding pool was based on the achievement of two objective measures:
     (1) net income versus budget (37.5% of the total target award) and (2) return on capital versus a peer group (37.5% of the total target award). The second funding pool (25% of the total award) was based on the Committee's subjective evaluation of the Company's performance in the following areas: safety performance, operating costs, operating margin and environmental performance.

          For the first pool, the Company's actual net income for 1999 was 96.9% ofbudget, earning 35.2% of the total target award. The Company's return on capital versus the peer group was below the threshold performance level, so no portion of the bonus was earned from this measure. Based on the Committee's evaluation of the subjective measures for the second pool, 43.8% of the total target award was earned. The Committee considered the fact that the Company reported 30% fewer lost-time incidents in 1999, resulting in the second lowest rate in Company history and a total recordable incident rate that was the best in Company history. There were no major environmental incidents and no fines. Cost control was deemed very favorable versus forecasts, and operating margins were considered strong, particularly in the drilling management services division. In total, the participants in the 1999 plan earned 79% of the plan's total target award.

     LONG-TERM COMPENSATION

          The Company grants a combination of stock options and long-term incentive awards (performance shares) as part of its total long-term incentive compensation program. The Company's long-term incentive program is designed to provide awards that, at targeted performance, will approximate the 75th percentile of the peer group. Below is a discussion of the two types of long-term incentive awards utilized by the Committee.

          STOCK OPTIONS: The Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term stockholder value. The Committee has established a policy of awarding stock options each year based on competitive practices, the continuing progress of the Company, and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders benefit only when and to the extent the stock price increases after the option grant.

          In February 1999, the Compensation Committee approved annual stock option grants to executive officers and other key employees, as recommended by the Chief Executive Officer. Option awards were made to 182 employees and officers and covered approximately 2,522,000 shares of underlying common stock. The Committee considered the performance of the individual executive officers and other key employees in allocating 1999 stock option grants.

          LONG-TERM INCENTIVE AWARDS: The Committee utilizes long-term incentive awards (performance shares) directly tied to Company performance, to provide competitive compensation to senior executives and motivate them toward effective long-term strategic management of the Company's assets and operations. The long-term incentive awards are based on Company performance for a three-year period. The total amount of these awards and their allocation among senior executive officers is based on competitive practices, continuing progress of the Company, and individual performance.

          Vesting of the long-term incentive awards granted in 1999 depends on Company performance for the three-year period ending December 31, 2001. Company performance under the 1999 grants is measured by the following two long-term performance measures: cumulative earnings before interest, taxes, depreciation and amortization (EBITDA) versus budget; and cumulative net income versus budget. Each measure is weighted equally.

          A threshold level of performance must be achieved for a performance measure before any of the performance shares will vest. Seventy-five percent of the award allocated to a measure vests if a pre-established "target" performance is achieved for that measure. The amount of the award that vests for each measure increases up to that measure's full allocated amount if the pre-established maximum level of performance is achieved. The exact percentage of the award that vests for a measure is calculated based on a straight-line interpolation between the threshold and target levels of performance or between the target and maximum levels of performance. The full amount of the award will be earned only if the maximum performance level is achieved for both performance measures.

          In February 2000, the Committee certified that the thresholds established for the long-term incentive awards granted in 1997 for the performance period ending December 31, 1999, had not been met for any of the measures and therefore none of the shares were vested. The performance measures under the 1997 grants were cumulative EBITDA, earnings per share, and stock price appreciation.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          The Compensation Committee assesses the Company's progress and performance in connection with the compensation of the Company's senior executive officers and approves salary adjustments, incentive bonus awards, stock option awards and performance-based long-term incentive awards as deemed appropriate in each officer's situation. The reasons for the Committee's decisions regarding the compensation of Mr. Rose are described below.

          In February 1999, Mr. Rose was granted 375,000 stock options with an exercise price of $7.6875 and 75,000 performance shares that will only vest if specific performance hurdles are achieved by December 31, 2001.
     In light of the depressed condition in the offshore drilling industry, the Committee determined that Mr. Rose's base salary would remain at $525,000 for 1999. In February 2000, the Committee evaluated the Company's 1999 performance under the annual incentive plans, plus Mr. Rose's contributions to the Company's success. Based on this evaluation and the performance measures under the plan, the Company awarded him a total bonus of $250,000 or 47.6% of his 1999 base salary. The Committee feels that the total compensation package provided to Mr. Rose is fair and reasonable based on the competitive market and his contribution to the Company's success.

     POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

          For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code generally limits the ability of the Company to take a federal income tax deduction for compensation paid to the Chief Executive Officer or the four most highly compensated executive officers other than the Chief Executive Officer, except for qualified performance-based compensation. The Company's 1998 Stock Option & Incentive Plan, under which stock options and long-term incentive awards are granted, and a portion of the awards granted under the 1999 Management Incentive
     Award Plan are believed to qualify as performance-based compensation under the Internal Revenue Service rules. While the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, the Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income taxes purposes. In 1999, none of the Company's officers received compensation that, because of Section 162(m), was not deductible for federal income tax purposes.

               John M. Galvin, Chairman           Edward A. Blair
               Donald B. Brown                    Edward R. Muller
               Paul J. Powers                     John Whitmire

                      EXECUTIVE COMPENSATION


                                     SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                         Annual Compensation         Awards           Payouts

                                                                     Securities
Name and                                                             Underlying        LTIP            All Other
Principal Position              Year     Salary       Bonus(1)       Options(2)      Payouts(3)      Compensation(4)
Robert E. Rose(5)               1999    $525,000     $250,000         375,000        $        0         $ 9,600
Chairman, President and Chief   1998    $346,022     $      0         500,000        $        0         $     0
Executive Officer

C. Russell Luigs(6)             1999    $460,474     $      0               0        $        0         $18,100
Executive Committee Chairman    1998    $547,917     $      0         150,000        $  323,090         $17,354
                                1997    $522,171     $525,000          75,000        $2,493,750         $12,475

Jon A. Marshall                 1999    $325,000     $115,000         180,000        $        0         $10,821
Executive Vice President and    1998    $310,113     $      0         100,000        $   80,773         $ 8,868
Chief Operating Officer         1997    $261,856     $160,000          35,000        $  623,438         $ 4,914

Marion M. Woolie(7)             1999    $225,000     $ 80,000         105,000        $        0         $10,976
President, Global Marine        1998    $201,136     $      0          58,000        $        0         $ 8,437
Drilling Company

W. Matt Ralls(8)                1999    $223,307     $ 80,000         125,000        $        0         $12,035
Senior Vice President, Chief    1998    $156,582     $      0          12,000        $        0         $ 9,126
Financial Officer               1997    $ 76,578     $ 38,500          45,000        $        0         $   588
and Treasurer

(1) Bonuses based on service during each year were awarded in the following year. Executive officers could elect between payment in cash or shares of common stock. The dollar amounts included in the table in respect of stock are the stock's fair market values (average of high and low market prices) on the respective award dates.

(2) Expressed in terms of the numbers of shares of the Company's common stock underlying options granted during the years indicated.

(3) The amounts indicated under "LTIP Payouts" consist of amounts earned under long-term incentive awards granted in 1995, 1996 and1997 and paid in 1998, 1999, and 2000, the payment amounts being based on Company performance during the periods 1995 through 1997, 1996 through 1998, and 1997 through 1999. Such amounts were paid in shares of the Company's common stock, and the dollar amounts included in the table are the stock's fair market value (average of high and low market prices) on the date payment was approved by the Compensation Committee.

(4) The amounts indicated under "All Other Compensation" for 1999 consist of (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) Savings Incentive Plan (Mr. Rose, $9,600; Mr. Luigs, $9,600; Mr. Marshall, $9,600; Mr. Woolie, $9,600; and Mr. Ralls, $9,600); plus (b) insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officers (Mr. Rose, $0; Mr. Luigs, $8,500; Mr. Marshall, $1,221; Mr. Woolie, $1,376; and Mr. Ralls, $2,435).

(5) Mr. Rose was elected President and Chief Executive Officer on May 5, 1998, and is employed under an agreement with the Company. See "Employment Agreements and Termination
         Arrangements."

(6) Mr. Luigs served as Chairman and Chief Executive Officer until May 5, 1998. Thereafter, Mr. Luigs, while remaining a Company employee, continued as Chairman until May 1999 and Chairman of the Executive Committee thereafter. He is employed under an agreement with the Company. See "Employment Agreements and Termination Arrangements."

(7) Mr. Woolie has been employed by a subsidiary of the Company during each of the last three years but was not appointed an executive officer until 1998.

(8) Mr. Ralls joined the Company in June 1997 as Vice President and Treasurer. In January 1999 he was elected Senior Vice President, Chief Financial Officer and Treasurer.


                                        OPTION GRANTS IN 1999


                         Individual Grants
                                                                                  Potential Realizable Value at
                                                                                  Assumed Annual Rates of Stock
                                                                                Price Appreciation for Option Term(2)
                Number of    Percent of
                 Shares      Total Options     Exercise or
               Underlying    Granted to        Base Price
                 Options      Employees          ($ per       Expiration
Name             Granted      in 1999            share)          Date           0%            5%           10%
                   (#)
R. E. Rose       375,000       11.94 %           $7.6875       2-23-2009     $     0   $   1,812,985     $    4,594,461

C. R. Luigs            0           -                   -               -     $     0   $           0     $            0

J. A. Marshall   180,000        5.73 %           $7.6875       2-23-2009     $     0   $     870,233     $    2,205,341

M. M. Woolie     105,000        3.34 %           $7.6875       2-23-2009     $     0   $     507,636     $    1,286,449

W. M. Ralls      125,000        3.98 %           $7.6875       2-23-2009     $     0   $     604,328     $    1,531,487


All
Stockholders(3)     N/A          N/A             $7.6875          N/A        $     0   $ 838,719,924     $2,125,480,961


(1) All options granted to the named officers were granted on February 23, 1999, at exercise prices equal to the average of the high and low per share market prices of the common stock on the date of grant. Each option vests in equal installments over four years. The right to exercise unexercised options is subject to acceleration in certain circumstances as described under "Employment Agreements and Termination Arrangements," below, and upon death, disability and certain non-cause terminations of employment. Certain options are transferable in limited circumstances to family members and pursuant to certain domestic relations orders. Options are not otherwise transferable except by will or the laws of descent and distribution.

(2) These amounts represent certain arbitrarily assumed rates of annual compound stock price appreciation from the date of grant over the full ten-year term of the option. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) For comparative purposes, shown are the total gains that could be realized over a ten-year period by stockholders based on 173,481,811 shares of common stock outstanding on February 23, 1999, and using the $7.6875 average of the stock's high and low market prices on that date as the base price.

                            AGGREGATED OPTION EXERCISES IN 1999
                                AND YEAR-END OPTION VALUES
                                                       Number of Securities
                   Number of                          Underlying Unexercised        Value of Unexercised In-the-
                    Shares                             Options at Year-End         Money Options at Year-End(2)
                   Underlying                                   (#)                              ($)
                    Options            Value
                    Exercised        Realized(1)
   Name               (#)               ($)          Exercisable    Unexercisable    Exercisable   Unexercisable
R. E. Rose                 0        $        0         125,000         750,000        $         0   $ 3,351,562

C. R. Luigs          442,821        $5,759,881       1,062,596         172,500        $12,511,116   $   164,531

J. A. Marshall             0        $        0         283,705         283,750        $ 3,015,435   $ 1,691,016

M. M. Woolie               0        $        0          55,500         161,500        $   324,844   $   956,719

W. M. Ralls                0        $        0          25,500         156,500        $         0   $ 1,117,187


(1) Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold on exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2) Represents the positive spread between the exercise price and the year-end closing price of $16.625.

                             1999 LONG-TERM INCENTIVE AWARDS
                                                            Estimated Future Payouts
                                         Performance                     Under
                                              or           Non-Stock Price-Based Plans(2)
                        Number of        Other Period
                      Shares, Units         Until
                         or Other          Maturation
   Name                  Rights(1)          or Payout     Threshold      Target      Maximum
                           (#)                               (#)           (#)         (#)
R. E. Rose                75,000             3 Years          0          56,250       75,000

C. R. Luigs                    0                -             -               -            -

J. A. Marshall            40,000             3 Years          0          30,000       40,000

M. M. Woolie              25,000             3 Years          0          18,750       25,000

W. M. Ralls               25,000             3 Years          0          18,750       25,000


(1) Awards depend on the performance of the Company for the three-year period ending December 31, 2001, as measured by the following performance criteria: cumulative earnings before interest, taxes, depreciation and amortization; and cumulative net income. Shares of common stock underlie each award and are allocated among the performance criteria. No portion of the award for a criterion is earned until a pre-established threshold level of performance is surpassed for that criterion. A participant earns seventy-five percent of the award allocated to a criterion if a pre-established target level of performance is achieved and one-hundred percent of the award allocated to a criterion if a pre-established maximum level of performance is achieved. The exact percentage of the award achieved for a criterion will be calculated based on straight-line interpolation between the pre-established threshold and target levels of performance and between the pre-established target and maximum levels of performance.

(2) Expressed in terms of numbers of shares of common stock and ignores fractional shares. Estimated future payout amounts assume threshold, target or maximum levels of performance are achieved under all performance criteria.

                               PENSION PLAN TABLE


                                        Years of Service

Remuneration           15            20           25            30             35
$   200,000         $100,000      $100,000     $100,000      $112,050       $132,050
$   300,000         $150,000      $150,000     $150,000      $172,050       $202,050
$   400,000         $200,000      $200,000     $200,000      $232,050       $272,050
$   500,000         $250,000      $250,000     $250,000      $292,050       $342,050
$   600,000         $300,000      $300,000     $300,000      $352,050       $412,050
$   700,000         $350,000      $350,000     $350,000      $412,050       $482,050
$   800,000         $400,000      $400,000     $400,000      $472,050       $552,050
$   900,000         $450,000      $450,000     $450,000      $532,050       $622,050
$ 1,000,000         $500,000      $500,000     $500,000      $592,050       $692,050
$ 1,100,000         $550,000      $550,000     $550,000      $652,050       $762,050
$ 1,200,000         $600,000      $600,000     $600,000      $712,050       $832,050
$ 1,300,000         $650,000      $650,000     $650,000      $772,050       $902,050


    Annual retirement benefits are based on a participant's average annual salary and bonus. Amounts payable pursuant to a nonqualified b enefit equalization defined benefit plan and a nonqualified executive supplemental defined benefit plan are included. The benefits shown are computed based on a single straight life annuity at normal retirement age and reflect an offset for Social Security b enefits under the qualified defined benefit pension plan.

    The full years of credited service as of December 31, 1999, for purposes of determining the entitlement to retire with a benefit under all plans and for purposes of determining the benefit under the qualified plan and the nonqualified benefit equalization plan for each of the individuals named in the Summary Compensation Table are: Mr. Rose, 14 years; Mr. Luigs, 22 years; Mr. Marshall, 20 years; Mr. Woolie, 17 years; and Mr. Ralls, 2 years. Messrs. Luigs, M arshall and Woolie each have the maximum of 15 full years of employment under the nonqualified executive supplemental plan as of December 31, 1998. Mr. Ralls has 2 years of employment under the plan. Under the terms of Mr. Rose's employment agreement, he will be credited with three years of employment under the nonqualified executive supplemental plan for each actual year of service after May 5, 1998. The Pension Plan Table assumes that years of service and annual compensation for a particular individual are the same under all plans.

        EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     On December 16, 1999, the Company entered into an employment agreement with Mr. Rose that terminates in October 2003. The agreement specifies a minimum annual base salary of $525,000. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the remainder of the term of the agreement or 24 months. In addition, he will be entitled to a lump sum payment equal to the greater of his actual or target bonuses for the two years prior to termination. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, in the 36-month period following a change in control, as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the term of the agreement or three years. In addition, Mr. Rose will be entitled to a lump sum payment equal to three times the greater of his highest bonus paid in the previous three years or his highest target bonus in the previous three years. The agreement also provides for a gross-up for excise taxes relating to the cash portion of the severance payment. Upon his termination due to death or disability, Mr. Rose or his estate will be entitled to a lump sum payment equal to three times his annual salary.

     Under the terms of an employment agreement effective May 6, 1999, and terminating at the annual meeting in 2002, Mr. Luigs is employed as the Chairman of the Executive Committee at an annual salary equal to the pension benefits and outside director fees that he could have received if he had retired at May 1, 1999, which total $413,145. The agreement also provides that if the agreement is terminated for reasons other than misconduct harmful to the Company, Mr. Luigs will be entitled to salary and benefit continuation for the remainder of the term.

SEVERANCE AGREEMENTS

     The Company also has severance agreements with certain key executive officers. The agreements provide for a severance payment if the Company terminates employment for reasons other than misconduct harmful to the Company, the individual terminates for good reason, as defined in the agreements, or employment terminates due to disability, in which case the amount would be reduced by an amount equal to certain disability benefits. The payment would consist of salary and benefit continuation for a period of two years following such termination of employment. If the individual is entitled to severance benefits within 36-months following a change in control, as defined in the agreements, the payment would consist of salary continuation for a period of three years. In addition, the payment would include a lump sum payment equal to three times the highest bonus received in the past three years. The agreements also provide for a gross-up for excise taxes relating to the cash portion of the severance payments. Among the executive officers covered by such agreements are Messrs. Marshall, Woolie and Ralls.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's non-employee director stock option plan and outstanding option agreements under the Company's other stock option plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, upon a change in control, as defined in the plans. In addition, the vesting of retirement benefits under the Company's retirement plan for outside directors accelerates upon the occurrence of a change-in-control.

               CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following line graph compares the changes in the cumulative total shareholder returns of (i) the Company, (ii) the Standard & Poor's 500 Stock Index, (iii) a peer group comprised of a weighted index of a group of other companies in the Company's industry ("New Peer Group"), and (iv) the Peer Group of companies selected by the Company in connection with its 1999 Annual Meeting ("Old Peer Group"). The New Peer Group is comprised of: Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Drilling Corporation; R & B Falcon Corporation; Rowan Companies, Inc.; Santa Fe International Corp.; and Transocean Sedco Forex Inc. (formerly Transocean Offshore Inc.). Nabors Industries, Inc. and Parker Drilling Company, both of which are primarily land drillers, were in the Old Peer Group but have been replaced by Diamond Offshore Drilling Inc. and Santa Fe International Corp. to produce a peer group more reflective of the Company's offshore drilling business. The graph assumes that $100 was invested on December 31, 1994, in each of the Company's common stock, the S&P 500, the New Peer Group, and the Old Peer Group, and that all dividends were reinvested.





                       [PERFORMANCE GRAPH]




                             December   December   December   December   December   December
                               1994       1995       1996       1997       1998        1999
Global Marine Inc.             $100       $241       $569       $678       $248        $459
S&P 500 Index                  $100       $138       $169       $226       $290        $351
New Peer Group                 $100       $196       $367       $560       $215        $370
Old Peer Group                 $100       $187       $352       $523       $189        $360


     APPROVAL OF NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN


     The Board of Directors has adopted the Global Marine Non-Employee Director Restricted Stock Plan, subject to stockholder approval. The following is a description of the plan and the stock that may be issued thereunder. The language of the Non-Employee Director Restricted Stock Plan is attached to this Proxy Statement as Exhibit A. Stockholders should read Exhibit A for the exact language of the plan.

     PURPOSES.   The Board of Directors believes the plan will
enable the Company to attract and retain persons of outstanding competence to serve as its non-employee directors and more closely align the directors' interests with those of the Company's stockholders by paying a portion of the non-employee director's compensation in restricted shares of Company stock.

     TERM.   The plan will become effective as of the date of its
approval by the stockholders. The plan will be unlimited in duration. In the event of plan termination, the plan will remain in effect as long as any awards granted thereunder are outstanding.

     AVAILABLE SHARES.   An aggregate of 250,000 shares of the
Company's common stock will be available for delivery pursuant to the plan. The shares may be authorized but unissued shares, reacquired shares, or both. Any shares awarded under the plan that are forfeited for any reason will again be available for new awards under the plan.

     PARTICIPATION.   Participation in the plan will be limited to
non-employee directors of Global Marine Inc. An employee-director who retires from employment with the Company and its subsidiaries will become eligible to participate in and receive awards of restricted stock under the plan at the time of his or her first re-election as a non-employee director. At the present time, all of the directors except Messrs. Luigs and Rose would be eligible to participate in the plan.

     AWARDS.   At the end of each calendar quarter, commencing June
30, 2000, each participant who has been an eligible participant in the plan for at least one month prior to the day of the award will receive an automatic award of shares of restricted common stock with an aggregate fair market value of $5,000, valued on the day of the award.

     RESTRICTIONS, REMOVAL OF RESTRICTIONS, AND TERMS AND CONDITIONS
OF AWARDS.   Each participant in the plan will have the right to
receive all dividends and other distributions made with respect to his or her restricted shares and will have the right to vote or execute proxies with respect to such shares.

     Except as noted below, a participant may not sell, assign, pledge or otherwise transfer a restricted share unless and until all of the restrictions on that share have been removed pursuant to the plan. Restricted shares may, however, be transferred to certain family members, to certain family trusts and partnerships, pursuant to certain domestic relations orders, and to such other transferees as may be approved by the Board's Compensation Committee in its sole and absolute discretion. The Compensation Committee may also prohibit any transfer of restricted shares with or without cause in its sole and absolute discretion.

     Except in the event of a change in control, as discussed below, none of the shares of restricted stock awarded under the plan will become free of restrictions and non-forfeitable until termination of the participant's service as a director of Global Marine Inc. Such shares will become free of restrictions and non-forfeitable upon the participant's termination of service as a director resulting from
(a) his or her death or disability, (b) his or her mandatory retirement as a director pursuant to the

Company's by-laws or, if such by-law provisions are inapplicable, his or her termination of service on or after the last day of the term of office during which he or she attains age 70, (c) his or her being removed from office as a director or the failure of the Board to nominate him or her for re-election, in either case other than for cause as defined in the plan, or (d) his or her resignation or failure to stand for re-election with the consent of an 80% vote of the Board or any failure to be re-elected after being nominated by the Board. Termination of service as a director for any other reason will result in forfeiture of the restricted shares.

     A change in control of Global Marine Inc., as defined in the plan, will result in the immediate removal of all restrictions relating to all of the restricted shares awarded pursuant to the plan. In any situation involving acceleration of the removal of restrictions in connection with a change in control, the Company may elect, by action of its Board of Directors, to repurchase the affected shares at their fair market value as of the effective day of the repurchase instead of releasing the shares to the participant owning the shares.

     AMENDMENT OR TERMINATION.   The plan may be amended, suspended
or terminated by action of the Board of Directors at any time, but, except as noted below with respect to certain adjustments to shares, such action cannot (a) adversely affect a participant's rights under the plan with respect to awards of restricted stock made prior to such action without the participant's consent, (b) increase the aggregate number of shares available for award under the plan without the approval of the stockholders, or (c) change the plan's restriction periods for restricted stock without the approval of the stockholders.

     ADJUSTMENTS TO SHARES.   In the event of a corporate
transaction involving the Company, the Board of Directors may make adjustments to preserve the benefits or potential benefits of awards under the plan. Such transactions involving the Company may include, without limitation, a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares. Such adjustments may include adjustment of the number and kinds of shares which may be issued or delivered under the plan, adjustment of the number and kind of shares subject to outstanding awards, and any other adjustments that the Board of Directors determines to be equitable.

     ADMINISTRATION.   The plan will be administered by the
Compensation Committee of the Board of Directors.

     OTHER.   The plan will not impose any obligation on the Company
to continue the services of any participant as a director or any obligation on any participant to remain a director. In addition, the Board of Directors may, in its sole and absolute discretion, declare inoperative anything in the plan or in the restrictions, terms or conditions pertaining to any award under the plan that adversely affects pooling of interests accounting.

     REQUISITE VOTE.   The affirmative vote of the majority of the
shares of common stock present or represented and entitled to vote at the Annual Meeting is required for approval of the Non-Employee Director Restricted Stock Plan. If such a vote is not obtained, the plan will be void and without effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

                 APPROVAL OF AMENDMENT TO THE
              1998 STOCK OPTION AND INCENTIVE PLAN

     In 1998, the Board of Directors adopted and the stockholders approved the Global Marine 1998 Stock Option and Incentive Plan. As adopted in 1998, the plan provides for a basic authorization of a maximum of 7,500,000 shares of the common stock, as to which awards could be granted under the plan, plus (i) shares, if any, available under the old 1989 Stock Option and Incentive Plan, of which there were none, or forfeited under the old plan or the new 1998 Stock Option and Incentive Plan, (ii) shares delivered as payment or delivered or withheld for taxes under the old plan or 1998 plan, and
(iii) shares delivered in substitution for shares issuable under plans of other companies acquired by the Company or a related company, as defined in the 1998 plan. Since its inception, awards covering approximately 7,290,926 shares have been granted under the 1998 plan, awards covering approximately 90,935 of these shares have been cancelled without the delivery of any shares, and, as of March 16, 2000, 196 persons held awards granted under the plan. The last reported sales price for the Company's common stock as reported on the New York Stock Exchange Composite Transaction Tape on March 16, 2000, was $22.625 per share.

     In February 2000, the Board of directors adopted an amendment to the 1998 plan, subject to approval by the stockholders at the 2000 Annual Meeting. The proposed amendment would increase the basic authorization under the 1998 plan by 7,500,000 shares. The following describes the 1998 plan as amended by the proposed amendment.

     PURPOSE.   The Board believes the 1998 plan has been important
in securing for the Company and its stockholders the benefits arising from ownership of the Company's common stock by employees, consultants and other persons providing key services to the Company and its subsidiaries and affiliates. The plan constitutes an important part of the compensation program for such persons, providing them with an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to use their best efforts for the Company's long-term success.

     ADMINISTRATION.  The Compensation Committee of the Board of
Directors, which consists of directors who are not employees of the Company or a related company, administers the 1998 plan.

     PARTICIPATION.   The Compensation Committee selects the
participants and determines the number and type of awards to be granted to each participant under the plan. Participants may include any employee of the Company or a related company, any consultant or other person providing key services to the Company or a related company, and any person to whom an offer of employment has been made by the Company or a related company. However, no member of the Board of Directors is eligible unless he or she is also an employee of the Company or a related company.

     AWARDS.   The 1998 plan provides for various types of benefits
to be granted to participants. Under the plan, options to purchase shares of common stock and stock appreciation rights with fixed or variable exercise prices may be granted, but exercise prices can be no less than the stock's fair market value on the date of grant. In addition, the plan permits grants of shares of common stock or of rights to receive shares of common stock, or their cash equivalent or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee may determine. The plan also provides for cash bonus awards based on objective performance goals preestablished by the Committee. Options and stock appreciation rights must have fixed terms no longer than 10 years, restricted stock must be either performance-based with a one-year minimum or restricted for at least three years, outright unrestricted stock grants must be in lieu of salary or bonus, and events that accelerate vesting of stock awards are limited to death, disability, retirement or other non-cause terminations of employment, or change-of-control. Plan shares can be used as the form of payment for any other compensation payable by the Company.

     Under the 1998 plan, awards may be granted as alternatives to or in replacement of (a) awards outstanding under the plan or any other plan or arrangement of the Company or a related company, or
(b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a related company. The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred common stock equivalents.

     The Committee determines, in connection with each option, the exercise price, whether that price is payable in cash or shares of common stock or from the proceeds of a sale assisted by a broker or other third party, the terms and conditions of exercise, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, or a non-qualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the plan.

     No more than 6,000,000 shares of common stock are presently available under the plan for incentive stock options, subject to increase, on a pro-rata basis, in the event of an approved increase in the basic authorization. Therefore, if stockholders approve the proposed amendment to the plan at the 2000 Annual Meeting, no more than 12,000,000 shares of common stock would be available for incentive stock options, subject to like increase in the event of any further increase in the basic authorization.

     The Committee is authorized to grant stock appreciation rights to plan participants. Every stock appreciation right entitles the participant, upon exercise of the stock appreciation right, to receive in cash or common stock a value equal to the excess of the market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Committee. There are no currently outstanding stock appreciation rights, and the Company has no plans to grant stock appreciation rights in the future.

     In addition, the plan authorizes the Committee to grant stock awards consisting of shares of common stock or of a right to receive shares of common stock, or their cash equivalent or a combination of both, in the future, and cash awards payable solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Stock awards and cash awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the plan, as may be determined by the Committee. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the plan must be, conditioned upon the achievement of single or multiple performance goals. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price growth; (d) net income (before or after taxes); (e) cash flow; and (f) total shareholder return. No more than 2,000,000 shares are issuable under the plan for stock awards, and the maximum cash payment that can be made to any one individual pursuant to any cash award during any calendar year is $2,000,000.

     Cash awards, as well as the performance measures for stock awards and cash awards, are included in the plan to enable the Committee to satisfy certain requirements under section 162(m) of the Internal Revenue Code. The Committee can satisfy such requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more preestablished, objective performance goals based on performance measures that have been approved by the Company's stockholders. Although the Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of section 162(m) enables the Company to take a tax deduction for such compensation that it might not otherwise be able to take.

     In the event of a corporate transaction involving the Company (including without limitation any stock divided, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the plan; (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     For purposes of satisfying the requirements of section 162(m), the plan provides that during any ten consecutive calendar years no participant may be granted awards covering, in the aggregate, more than 20% of the basic authorization, which would currently result in a limit of 1,500,000 shares, but would result in a limit of 3,000,000 shares under the proposed amendment. Under section 162(m), the maximum number of shares available to any employee under the plan will be reduced by the number of shares subject to options awarded to the employee that expire.

     Based on the provisions of the plan, the Company expects that all options and stock appreciation rights and all stock awards and cash awards under the plan will qualify as performance-based compensation under section 162(m).

     TERM.   The plan is not limited in duration; provided, however,
that to the extent required by the Code, no incentive stock options may be granted under the plan more than ten years after May 5, 1998, the date of its approval.

     AMENDMENT OR TERMINATION.   The Board of Directors may at any
time amend, suspend or terminate the plan, but in doing so cannot adversely affect any outstanding award without the grantee's written consent or, in the absence of proper stockholder approval, increase the number of shares available under the plan, change the minimum option or stock appreciation right price required by the plan, or increase the maximum limits on stock awards, incentive stock options, or the amounts of awards that can be granted to any one individual under the plan.

  BENEFITS UNDER AWARDS. The following table presents information regarding the awards granted under the plan, since its inception, to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers, all current executive officers as a group, and all employees who are not executive officers as a group. No director who is not an executive officer has been granted awards under the plan.

                                         Value of Stock          Long-Term
                     Stock Options       Options Held at         Incentive
                      Granted (1)        3/16/2000 (2)         Award Grants (3)
      Name                (#)                 ($)                   (#)
R. E. Rose            1,114,475           $6,567,172              225,000

C. R. Luigs             150,000           $        0               75,000

J. A. Marshall          420,000           $3,139,368              110,000

M. M. Woolie            235,000           $1,842,026               50,000

W. M. Ralls             210,000           $2,140,776               50,000

All of the above and
other current
executive officers
as a group
(9 persons)           2,738,475          $18,047,984              660,000

All employees as a
group, excluding all
of the above          3,832,184          $28,946,494               60,267(4)

footnotes on next page

    ______________
(1) Granted for ten-year terms at exercise prices ranging from $7.6875 to $25.3125, which equal the per share fair market value of the underlying shares of the Company's common stock, $.10 par value per share, on the respective dates of grant.

(2) The value shown is the positive spread between each option's exercise price and the $22.625 per share closing price of the underlying common stock on March 16, 2000, multiplied by the number of options held at the close of business on March 16, 2000.

(3) Actual payout of each long-term incentive award can range from zero to the maximum amount shown, based on Company performance over applicable three-year periods as measured by applicable performance criteria.

(4) Grants of long-term incentive awards to persons who were executive officers at the time of grant but are not current executive officers. No long-term incentive awards have been made to employees who were not executive officers at the time of grant.


     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and cash awards under the plan. The discussion is general in nature and does not take into account a number of considerations which may apply based on the circumstances of a particular participant under the plan.

     OPTIONS.   Some of the options issuable under the plan may
constitute "incentive stock options" within the meaning of
section 422 of the Internal Revenue Code, while other options granted under the plan will be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options which may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, the Company is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

     STOCK APPRECIATION RIGHTS.   The amount of any cash or the
fair market value of any stock received by the holder upon the exercise of stock appreciation rights under the plan will be subject to ordinary income tax in the year of receipt.

     STOCK AWARDS.   A grant of shares of common stock or a cash
equivalent that is subject to no vesting restrictions will result in ordinary taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded.

     Generally, a grant of shares of common stock under the plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Code section 83(b) to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Code section 83(b) within 30 days after the date of the grant.

     CASH AWARDS.   Cash awards are taxable income to the recipient
for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid.

     OTHER.   In general, a federal income tax deduction is allowed
to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the qualified performance-based compensation requirements of section 162(m) of the Code are satisfied.

     A participant's tax basis in shares purchased under the plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of the shares. The participant's holding period for the shares begins just after the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

     REQUISITE VOTE. The affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required for approval of the proposed amendment to the plan. If such a vote is not obtained, the amendment will be void and without effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1998 STOCK OPTION AND INCENTIVE PLAN.


      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers
LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 2000. The Board seeks ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as the Company's auditors since the Company's formation and, by letter dated February 7, 2000, has advised the Company that it has no investment in the Company or its subsidiaries.

     Although the submission of this matter to the stockholders is not required, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. The vote required for ratification is a majority of the shares represented and voted at the meeting.

     Representatives of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP.

                          OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Blair, Galvin, Muller, Powers and Whitmire served as members of the Company's Compensation Committee during all or part
of 1999.   Donald B. Brown, who retired from the Company's Board of
Directors in May 1999, also served as a member of the Company's Compensation Committee during part of 1999. No current or former officer or employee of the Company serves on the Company's Compensation Committee or served on that committee at any time during 1999 or any prior year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 1999, the Company believes that no director, officer or beneficial owner of more than ten percent of the Common Stock failed to file a report on a timely basis during 1999.

SOLICITATION

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005 to solicit proxies in such manner at a cost of $7,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of the common stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted by any of the following actions: (i) notifying the Corporate Secretary in writing any time before it is voted; (ii) submitting a subsequent proxy; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to the Corporate Secretary at the Company's principal executive offices, 777 N. Eldridge Parkway, Houston, Texas 77079-4493.

STOCKHOLDERS' PROPOSALS

     The federal securities laws provide stockholders with a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at the Annual Meeting of Stockholders. Proposals intended to be presented at the Annual Meeting to be held in 2001 and otherwise eligible must be directed to the Corporate Secretary of the Company at 777 N. Eldridge Parkway, Houston, Texas 77079-4493, and must be received no later than November 30, 2000.

     If a stockholder desires to bring a matter before an annual meeting or nominate a person to be a director which is not the subject of a proposal timely submitted for inclusion in the Company's proxy statement, the stockholder must follow the procedures outlined in the Company's By-laws. The By-laws require timely notice in writing of the matter, and receipt of the written notice by the Corporate
Secretary not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. The deadline for delivery and receipt of such notices for the 2000 Annual Meeting of Stockholders was the close of business on February 4, 2000, and the deadline for delivery and receipt of such notices for the 2001 Annual Meeting of Stockholders is the close of business on February 9, 2001. A copy of the Company's By-laws is available upon request from the Corporate Secretary of the Company at 777 N. Eldridge Parkway, Houston, Texas 77079-4493.

OTHER MATTERS TO BE PRESENTED

     The Company has not been notified of and the Board of Directors does not know of any other matters to be presented for action at the 2000 Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.


             VOTING VIA THE INTERNET OR BY TELEPHONE

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

     If your shares are registered with a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting form. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Harris Bank for shares registered directly in the name of the stockholder, which is discussed below. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form, or you may vote electronically via the Internet at the following address:

                        www.proxyvote.com

SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER; 401(k)
SHARES

     If your shares are registered directly with the Company's transfer agent and registrar, Harris Bank, or are held through the Global Marine Savings Incentive Plan, you may vote telephonically by calling the toll-free telephone number listed on your proxy card or voting instruction form. You may also vote via the Internet at the following address:

                    www.harrisbank.com/wproxy

You should understand that the usual charges you bear for accessing the Internet may apply to your voting via the Internet.


                                        GLOBAL MARINE INC.

                                        By ALEXANDER A. KREZEL
                                        Corporate Secretary

Houston, Texas
March 30, 2000

                            EXHIBIT A


                          GLOBAL MARINE
                      NON-EMPLOYEE DIRECTOR
                      RESTRICTED STOCK PLAN
                   ____________________________


      SECTION 1 - NAME, PURPOSE, EFFECTIVE DATE AND DURATION

  This plan will be known as the Global Marine Non-Employee
Director Restricted Stock Plan. The purposes of this plan are to enable Global Marine Inc. ("Global Marine") to attract and retain persons of outstanding competence to serve as its non-employee directors and further identify the non-employee directors' interests with those of its other stockholders by paying a portion of the non-employee directors' compensation in restricted shares of common stock of Global Marine. This plan will become effective as of the date of its approval by Global Marine's stockholders, will be unlimited in duration, and, in the event of plan termination, will remain in effect as long as any awards are outstanding under the plan.


                   SECTION 2 - AVAILABLE STOCK

  An aggregate of 250,000 shares of common stock, $.10 par value per share, of Global Marine will be available for delivery pursuant to this plan. The shares may be authorized but unissued shares, reacquired shares, or both. Any shares awarded under this plan that are forfeited for any reason will again be available for new awards under the plan. In the event the number of shares available on a particular day for awards under this plan is insufficient to grant all awards to be granted on that day as specified by the plan, then all directors who are entitled to an award on such day will share ratably in the number of shares then available.


                    SECTION 3 - PARTICIPATION

  Participation in this plan is limited to directors of Global Marine who are not also employees of Global Marine or any of its subsidiaries. An employee-director who retires from employment with Global Marine and its subsidiaries will become eligible to participate in and receive awards of restricted stock under the plan at the time of his or her first re-election as a non-employee director. For purposes of this plan "employee" includes all individuals on the employee payroll of Global Marine or its subsidiaries and excludes, without limitation, consultants who are not on such payroll.


                        SECTION 4 - AWARDS

  For services rendered in the calendar quarter then ending, an award will be made as of the last day of each March, June, September, and December, commencing June 30, 2000, to each person who is an eligible participant in the plan on the day of the award and was an eligible participant for at least one month prior to the day of the award. Each award will consist of shares of restricted common stock of Global Marine with an aggregate value of $5,000 on the day of the award. The number of shares of stock subject to each award will be determined by dividing $5,000 by the value of a share of the stock on the day of the award (such value being determined as set forth below in Section 5) and then rounding down to the nearest whole number of shares. The restricted shares subject to each award will be immediately issued and registered in the name of the participant, and such issuance and registration will be evidenced by an entry on the registry books of Global Marine and, if Global Marine so elects, by a certificate issued by Global Marine, but the restricted shares and such certificates, if any, will be expressly subject to all of the restrictions, terms and conditions set forth below in Section 6.

                 SECTION 5 - VALUATION OF SHARES

  The value of each share of stock awarded pursuant to this plan will be the share's fair market value determined without taking into account any restrictions applicable to the share. The fair market value of a share of stock on a given day will be (a) the mean between the high and low sales prices on that day for a share of the stock as reported by THE WALL STREET JOURNAL under the New York Stock Exchange Composite Transactions quotation system or under any successor quotation system; or (b) if the stock is not traded on the New York Stock Exchange, the mean between the high and low sales prices on that day for a share of the stock as reported by THE WALL STREET JOURNAL under the quotations system under which such sales prices are reported; or (c) if THE WALL STREET JOURNAL does not report such sales prices, the mean between the high and low sales prices on that day for a share of the stock as reported by a newspaper or trade journal selected by the Compensation Committee of Global Marine's Board of Directors; or (d) if no such sales prices are available for such day, the closing price as so reported or so quoted for the immediately preceding business day; or (e) if no such newspaper or trade journal reports such prices or if no such price quotation is available, the price at which the Compensation Committee of Global Marine's Board of Directors acting in good faith determines through any reasonable valuation methods that a share of stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.


        SECTION 6 - RESTRICTIONS, REMOVAL OF RESTRICTIONS,
                AND TERMS AND CONDITIONS OF AWARDS

(a) Each participant will have the right to receive all dividends and other distributions made with respect to restricted shares awarded pursuant to this plan and registered in his or her name and will have the right to vote or execute proxies with respect to such registered restricted shares, unless and until such shares are forfeited pursuant to this plan. All book entries and share certificates, if any, evidencing restricted stock issued pursuant to this plan will carry or be endorsed with a legend referring to the restrictions imposed by this plan. Possession of certificates evidencing restricted stock issued pursuant to this plan, if any, will be retained by the Corporate Secretary of Global Marine until the provisions of this plan relating to removal of the restrictions have been satisfied.

(b) Except as authorized by the following sentence, shares of restricted stock issued pursuant to this plan may not be sold, assigned, pledged or otherwise transferred by the participant unless and until all of the restrictions imposed by the plan have been removed pursuant to the plan and a new book entry evidencing the shares has been made or certificate representing the shares has been issued which does not carry or is not endorsed with the legend regarding the restrictions. Shares of restricted stock issued and registered in the name of any participant under this plan, or any portion thereof, may be transferred by the participant to (i) the spouse, children or grandchildren of the participant ("Immediate Family Members"),
       (ii) a trust or trusts for the exclusive benefit of the participant and/or Immediate Family Members, (iii) a partnership in which the participant and/or Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, decree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a "Domestic Relations Order"), or (v) such other transferee as may be approved by the Compensation Committee of Global Marine's Board of Directors in its sole and absolute discretion; provided, however, that (x) the Compensation Committee may prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of transferred restricted shares or any portion thereof are prohibited except those to or by the original participant in accordance with this section or pursuant to a Domestic Relations Order. Following any transfer, the shares will continue to be subject to the same restrictions, terms and conditions as were applicable immediately prior to transfer, and any and all references to the participant in this plan will be deemed to refer to the transferee; provided, however, that any and all references to service or events of termination of service in this plan will continue to mean the original participant's service or events of termination of the original participant's service. Each transfer will be effected by written notice thereof duly signed and delivered by the transferor to the Corporate Secretary of Global Marine at Global Marine's principal business office. Such notice will state the name and address of the transferee, the amount of restricted stock being transferred, and such other information as may be requested by the Corporate Secretary. The person or persons entitled to receive distributions and vote or execute proxies with respect to the restricted shares, and to receive a certificate with respect to the shares when the provisions of this plan relating to the removal of restrictions have been satisfied, will be that person or those persons appearing on Global Marine's registry books as the owner or owners of the restricted shares, and Global Marine may treat the person or persons in whose name or names the shares are registered as the owner or owners of the shares for all purposes. Global Marine will have no obligation to, or liability for any failure to, notify the participant or any transferee of any forfeiture of restricted shares or of any event that will or might result in such forfeiture.

(c) None of the shares of restricted stock awarded under this plan will become free of restrictions and non-forfeitable until termination of the participant's service as a director of Global Marine. Such shares will become free of restrictions and non-forfeitable at the earlier of:

       (i) the participant's termination of service as a director resulting from his death, or resulting from his "disability" (which means an inability, as determined by Global Marine's Board of Directors, to perform duties and services as a director by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six months);

      (ii) the participant's mandatory retirement as a director of Global Marine resulting from operation of the provisions of Global Marine's by-laws regarding the age beyond which an individual may not serve as a director, or, if said by-law provisions are inapplicable, the participant's termination of service as a director on or after the last day of his term of office during which he attains age 70;

      (iii) the participant's termination of service as a director resulting from his being removed from his office as a director or from failure of Global Marine's Board of Directors to nominate him for re-election, in either case other than for "cause" (which means an act or acts of misconduct harmful to Global Marine or any of its affiliates and does not mean inadequate performance or incompetence); or

       (iv) the participant's resignation or failure to stand for re-election with the consent of Global Marine's Board of Directors (which means approval by at least 80% of the directors voting, with the affected director abstaining), or any failure to be re-elected after being nominated by the Board.

    Termination of service as a director for any other reason will result in forfeiture of the restricted shares.

  (d) Notwithstanding any other provision of this plan, a "change in control" of Global Marine (as defined below) will result in the immediate removal of all restrictions relating to all of the restricted shares awarded pursuant to this plan. In any situation involving acceleration of the removal of restrictions in connection with a change in control, Global Marine may elect, by action of its Board of Directors, to repurchase the affected shares at their value as of the effective day of the repurchase, determined as set forth above in Section 5, instead of releasing the shares to the participant owning such shares. For purposes of this plan, a "change in control" of Global Marine will mean:

       (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S.
            Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of

            35% or more of either (A) the then outstanding shares of common stock of Global Marine (the "Outstanding Company Common
            Stock") or (B) the combined voting power of the then outstanding voting securities of Global Marine entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a change in control: (I) any acquisition by Global Marine or by any affiliate of Global Marine that remains under Global Marine's control, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Global Marine or by any affiliate controlled by Global Marine, (III) the sale, exchange, transfer or other disposition of substantially all of the assets of Global Marine to the Chief Executive Officer of Global Marine (the "CEO"), alone or with other officers of Global Marine, or a merger, consolidation or other reorganization involving Global Marine and the CEO, alone or with other officers of Global Marine, or any other entity in which the CEO (alone or with other officers) has, directly or indirectly, a substantial equity or ownership interest, (IV) a transaction otherwise commonly referred to as a "management leveraged buyout," or (V) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (I), (II), (III), or (IV) are satisfied; or

       (ii) Individuals who, as of the date Global Marine's stockholders approve this plan, constitute Global Marine's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of Global Marine's Board of Directors; provided, however, that any individual becoming a director subsequent to the date Global Marine's stockholders approve this plan whose election, or nomination for election by Global Marine's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than Global Marine's Board of Directors; or

      (iii) Approval by Global Marine's stockholders of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding Global Marine, any affiliate of Global Marine that remains under Global Marine's control, any employee benefit plan (or related trust) sponsored or maintained by Global Marine or by any affiliate controlled by Global Marine or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

       (iv) Approval by Global Marine's stockholders of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of Global Marine, or (B) the liquidation, transfer, sale or other disposition of all or substantially all of the assets of Global Marine, other than to a corporation with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no person (excluding Global Marine, any affiliate of Global Marine that remains under Global Marine's control, any employee benefit plan (or related trust) sponsored or maintained by Global Marine or by any affiliate controlled by Global Marine or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of Global Marine's Board of Directors providing for such sale or other disposition of assets.

(e) All shares with respect to which the restrictions are not removed in accordance with this plan when a participant terminates service as a Global Marine director will be forfeited by the participant.

(f) The issuance, registration or delivery of any shares pursuant to this plan may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance, registration or delivery of such shares, and Global Marine will not be obligated to issue, register or deliver any such shares if the issuance, registration or delivery thereof will constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.


           SECTION 7 - AMENDMENT OR TERMINATION OF PLAN

  Global Marine reserves the right to amend, suspend or terminate this plan at any time by action of its Board of Directors, provided, however, that, subject to Section 9 (relating to certain adjustments to shares) such action will not (a) adversely affect any participant's rights under this plan with respect to awards of restricted stock made prior to such action without the participant's consent, (b) increase the aggregate number of shares available for award under this plan without the approval of Global Marine's stockholders, or (c) change the plan's restriction periods for restricted stock without the approval of Global Marine's stockholders.

                    SECTION 8 - ADMINISTRATION

  This plan will be administered by the Compensation Committee of Global Marine's Board of Directors. All decisions made by the Compensation Committee with respect to interpretation of the terms of the plan, with respect to the restrictions, terms and conditions of the restricted shares, and with respect to any questions or disputes arising under the plan, will be final and binding on Global Marine and the participants and on their successors, heirs and beneficiaries.


                   SECTION 9 - CHANGES IN STOCK
                AND ADJUSTMENT OF NUMBER OF SHARES

  In the event of a corporate transaction involving Global Marine (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), Global Marine's Board of Directors may make adjustments to preserve the benefits or potential benefits of awards under this plan. Such adjustments may include adjustment of the number and kind of shares which may be issued or delivered under the plan, adjustment of the number and kind of shares subject to outstanding awards, and any other adjustments that the Board of Directors determines to be equitable.


             SECTION 10 - DESIGNATION OF BENEFICIARY

  A participant may file with the Corporate Secretary of Global Marine a designation of beneficiary or beneficiaries on a form approved by the Corporate Secretary (which designation may be changed or revoked by the participant's sole election) to receive distribution of all or a designated portion of the participant's restricted shares awarded under this plan upon the death of the participant. If no beneficiary has been designated or survives the participant, then the participant's restricted shares awarded under this plan will be distributed as directed by the executor or administrator of the participant's estate.


             SECTION 11 - RIGHT TO TERMINATE SERVICES

  This plan will not impose any obligation on Global Marine to continue the services of any participant as a director, and it will not impose any obligation on any participant to remain a director.



           SECTION 12 - POOLING OF INTERESTS ACCOUNTING

  Global Marine's Board of Directors may, in its sole and absolute discretion, declare inoperative anything in this plan or in the restrictions, terms or conditions pertaining to any award under the plan, including any outstanding award, that adversely affects pooling of interests accounting.

                                                      APPENDIX I

                          [FORM OF PROXY CARD]

                            GLOBAL MARINE INC.
                 Proxy Solicited By the Board of Directors
           For the Annual Meeting of Stockholders - May 11, 2000



R. E. Rose, W. M. Ralls, and J. L. McCulloch, and each or any of them, with full power of substitutions and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common stock of the undersigned at the Annual Meeting of Stockholders of GLOBAL MARINE INC.
to be held at The St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas on Thursday, May 11, 2000, at 9:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.

      (PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.)



DEAR STOCKHOLDER:

     ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS BY TELEPHONE OR OVER THE INTERNET. PLEASE CONSIDER VOTING BY TELEPHONE OR OVER THE INTERNET. YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD. WE BELIEVE VOTING IN THIS WAY IS CONVENIENT.

     THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

                                            GLOBAL MARINE INC.

                           GLOBAL MARINE INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-4.
                                                                     For All
1.  Election of the following nominees         For      Withheld     Except
    as directors:  01-Edward A. Blair,         (  )       (  )        (  )
    02-John M. Galvin, 03-Ben G. Streeman

    _________________________________
    Except nominee(s) written above.

2.  Approval of the Global Marine              For      Against      Abstain
    Non-Employee Director Restricted           (  )       (  )        (  )
    Stock Plan.

3.  Approval of an increase in the             For      Against      Abstain
    authorized shares for the Global           (  )       (  )        (  )
    Marine 1998 Stock Option and
    Incentive Plan.

4.  Ratification of appointment of             For      Against      Abstain
    PricewaterhouseCoopers LLP as              (  )       (  )        (  )
    independent certified public
    accountants for the Company and its
    subsidiaries.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ANY ANY POSPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.

Sign exactly as your name appears on this proxy card. Joint owners should each sign personally. If acting as attorney, executor, trustee or in a representative capacity, sign name and indicate title.

_______________________                   ________________________
     Signature                                      Date

_______________________                   ________________________
     Signature                                      Date

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             DETACH PROXY CARD HERE

CONTROL NUMBER                                                    [LOGO]
[            ]


            NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

GLOBAL MARINE INC. encourages you to take advantage ofthe new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-888-215-6478 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit Control Number located above.
Option #1  To vote as the Board of Directors recommends for ALL proposals:
           Press 1
           When asked, please confirm your vote by pressing 1.
Option #2  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET

Go to the following website:  WWW.HARRISBANK.COM/WPROXY
Enter the information requested on your computer screen, including your 6-digit Control Number located above.
Follow the simple instructions on the screen.


   If you vote by telephone or the Internet, DO NOT mail back the proxy card.
                             THANK YOU FOR VOTING!

                  [FORM OF 401(k) VOTING INSTRUCTION FORM]
                                                          [401(k) PLAN]
                                GLOBAL MARINE INC.
                          Confidential Voting Directions
               For The Annual Meeting of Stockholders - May 11, 2000


The undersigned hereby directs Fidelity Management Trust Company, as Trustee under the Global Marine Savings Incentive Plan, to execute a proxy or proxies authorizing the voting of all shares of Global Marine Inc. common stock held in the Plan on March 16, 2000, and attributable to the undersigned's Plan account at the Annual Meeting of Stockholders of GLOBAL MARINE INC. to be held at The St. Regis hotel, 1919 Briar Oaks Lane, Houston, Texas on Thursday,
May 11, 2000, at 9:00 a.m. , and at any postponement or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THE TRUSTEE WILL AUTHORIZE THE VOTING OF THE SHARES IN THE MANNER SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL AUTHORIZE VOTING THE SHARES FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN. IF YOUR DIRECTIONS ARE NOT RECEIVED BY MAY 5, 2000, THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT WILL NOT BE VOTED.

  (PLEASE INDICATE YOUR DIRECTIONS, SIGN AND DATE ON REVERSE SIDE AND
   RETURN PROMPTLY.)


DEAR STOCKHOLDER:

     ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS BY TELEPHONE OR OVER THE INTERNET. PLEASE CONSIDER VOTING BY TELEPHONE OR OVER THE INTERNET. YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD. WE BELIEVE VOTING IN THIS WAY IS CONVENIENT.

     THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

                                              GLOBAL MARINE INC.

                              GLOBAL MARINE INC.
                                                            [401(k) PLAN]
 PLEASE MARK DIRECTIONS IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-4.

                                                                    For All
1. Election of the following nominees      For        Withheld      Except
   as directors:  01-Edward A. Blair,      (  )         (  )         (  )
   02-John M. Galvin, 03-Ben G. Streetman

   ____________________________________
   Except nominee(s) written above

2. Approval of the Global Marine           For        Against       Abstain
   Non-Employee Director Restricted        (  )         (  )         (  )
   Stock Plan.

3. Approval of an increase in the          For        Against       Abstain
   authorized shares for the Global        (  )         (  )         (  )
   Marine 1998 Stock Option and
   Incentive Plan.

4. Ratification of appointment of          For        Against       Abstain
   PricewaterhouseCoopers LLP as           (  )         (  )         (  )
   independent certified public
   accountants for the Company and
   its subsidiaries.

IN THEIR DISCRETION THE TRUSTEE MAY AUTHORIZE THE VOTING OF SAID SHARES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.

______________________         ___________________
     Signature                        Date

PLEASE INDICATE YOUR DIRECTIONS, DATE, AND SIGN EXACTLY AS YOU NAME APPEARS ON THIS CARD.
PROMPTLY RETURN USING THE ENCLOSED ENVELOPE.
---------------------------------------------------------------------------
                           DETACH PROXY CARD HERE

CONTROL NUMBER                                                 [LOGO]
[            ]

         NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

   QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

GLOBAL MARINE INC. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-888-698-8071 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit Control Number located above.
Option #1:  To vote as the Board of Directors recommends for ALL proposals:
            Press 1
            When asked, please confirm your vote by pressing 1.
Option #2:  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET

Go the followng website:  WWW.HARRISBANK.COM/WPROXY
Enter the information requested on your computer screen, including your 6-digit Control Number located above.
Follow the simple instructions on the screen.

                                                      APPENDIX II

                          GLOBAL MARINE
               1998 STOCK OPTION AND INCENTIVE PLAN
                   ____________________________


                       SECTION 1 - GENERAL

     1.1  PURPOSE.   The Global Marine 1998 Stock Option and
Incentive Plan (the "Plan") has been established by Global Marine Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities using the Company's common stock or cash that are competitive with those of other similar companies, and (iv) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock, thereby promoting the long-term financial interest of the Company and the Related Companies, including growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2  PARTICIPATION.   Subject to the terms and conditions of
the Plan, the Committee shall determine and designate from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan and thereby become "Participants" in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the Plan or any other plan or arrangement of the Company or a Related Company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a Related Company.

     1.3  OPERATION AND ADMINISTRATION.   The operation and
administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6 (relating to operation and administration).

     1.4  CONSTRUCTION AND DEFINITIONS.   Where the context admits,
words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. Capitalized terms in the Plan shall be defined as set forth in the Plan, including the definition provisions of Section 2.


                    SECTION 2 - DEFINED TERMS

     For purposes of the Plan, the terms listed below shall be defined as follows:

     (a)  1989 PLAN.   The term "1989 Plan" has the meaning ascribed to
     it in paragraph (a) of subsection 6.2.

     (b)  AGREEMENT.   The term "Agreement" has the meaning ascribed to
     it in subsection 6.10.

     (c)  AWARD.   The term "Award" means any award or benefit granted to
     any Participant under the Plan, including without limitation the grant of Options, SARs, Stock Awards, and Cash Awards.

     (d)  BOARD.   The term "Board" means the Board of Directors of the
     Company.

     (e)  CASH AWARD.   The term "Cash Award" has the meaning ascribed to
     it in subsection 5.1.

     (f)  CODE.   The term "Code" means the Internal Revenue Code of
     1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (g)  COMMITTEE.   The term "Committee" has the meaning ascribed to
     it in subsection 7.1.

     (h)  COMPANY.   The term "Company" has the meaning ascribed to it in
     subsection 1.1.

     (i)  EFFECTIVE DATE.   The term "Effective Date" has the meaning
     ascribed to it in subsection 6.1.

     (j)  ELIGIBLE INDIVIDUAL.   The term "Eligible Individual" shall
     mean any employee of the Company or a Related Company, any consultant or other person providing key services to the Company or a Related Company, and any person to whom an offer of employment has been made by the Company or a Related
     Company; provided, however, that any member of the Board shall not be an Eligible Individual unless he is also an employee of the Company or a Related Company.

     (k)  EXERCISE PRICE.   The term "Exercise Price" has the meaning
     ascribed to it in subsection 3.2.

     (l)  FAIR MARKET VALUE.   For purposes of determining the "Fair
     Market Value" of a share of Stock, the following rules shall apply:

          (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

          (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

          (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

     (m)  INCENTIVE STOCK OPTION.   The term "Incentive Stock Option" has
     the meaning ascribed to it in paragraph (a) of subsection 3.1.

     (n)  NON-QUALIFIED STOCK OPTION.   The term "Non-Qualified Stock
     Option" has the meaning ascribed to it in paragraph (a) of subsection 3.1.

     (o)  OPTION.   The term "Option" has the meaning ascribed to it in
     paragraph (a) of subsection 3.1.

     (p)  PARTICIPANT.   The term "Participant" has the meaning ascribed
     to it in subsection 1.2.

     (q)  PLAN.   The term "Plan" has the meaning ascribed to it in
     subsection 1.1.

     (r)  PRICING DATE.   The term "Pricing Date" has the meaning
     ascribed to it in subsection 3.2.

     (s)  RELATED COMPANY.   The term "Related Company" means any
     subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Committee.

     (t)  SAR.   The term "SAR" has the meaning ascribed to it in
     paragraph (b) of subsection 3.1.

     (u)  STOCK.   The term "Stock" means shares of common stock of the
     Company.

     (v)  STOCK AWARD.   The term "Stock Award" has the meaning ascribed
     to it in subsection 4.1.




                   SECTION 3 - OPTIONS AND SARS

     3.1  DEFINITIONS.

     (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 3 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" as described in section 422(b) of the Code and shall comply with, among other things, the requirements of subsections 3.2, 3.3 and 6.1 of the Plan. A "Non-Qualified Stock Option" is an
     Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.5), value equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

     3.2  EXERCISE PRICE.   The "Exercise Price" of each Option and
SAR granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (a) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and
(b) if an Option or SAR is granted in tandem with or in substitution for an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

     3.3  EXERCISE.   Each Option and each SAR shall be exercisable
in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that (a) each Option and each SAR shall be exercisable only during a fixed period of time ending no later than ten years from the date such Option or SAR is granted, and (b) to the extent required by the Code, the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options granted to any individual Participant are exercisable for the first time during any calendar year shall not exceed $100,000, valued at the date or dates the Options are granted, and any grant of an Option designated as an Incentive Stock Option that is in excess of such limit required by the Code shall be treated as a Non-Qualified Stock Option.

     3.4  PAYMENT OF OPTION EXERCISE PRICE.   The payment of the
Exercise Price of an Option granted under this Section 3 shall be subject to the following:

     (a) Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c) of this subsection 3.4, payment may be made as soon as practicable after the exercise.

     (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares being valued at Fair Market Value as of the day of exercise), excluding any shares deemed unacceptable for any reason by the Committee, or in any combination thereof, as determined by the Committee.

     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the shares of Stock acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     3.5  SETTLEMENT OF AWARD.   Distribution following exercise of
an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock valued at their Fair Market Value at the time of exercise, in cash, or in any combination thereof, as determined in the discretion of the Committee. The Committee may in its discretion impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.


                  SECTION 4 - OTHER STOCK AWARDS

     4.1  DEFINITION.   A "Stock Award" is a grant of shares of
Stock or of a right to receive shares of Stock, or their cash equivalent or a combination of both, in the future.

     4.2  RESTRICTIONS ON STOCK AWARDS.   Each Stock Award shall be
subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive shares of Stock, or their cash equivalent or a combination of both, in the future pursuant to a Stock Award shall limit such right for a minimum of three years from the date such Stock Award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date such Stock Award is granted. Such restrictions and/or contingencies may terminate or be subject to termination before the passage of the period of time designated and/or the achievement of such performance goals only in the event of the death, disability, or retirement from or other non-cause termination of employment with the Company or a Related Company of the holder of such Stock Award, or in the event of a change of control, as defined in the terms of such Stock Award, of the Company or a Related Company. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price growth; (d) net income (before or after taxes); (e) cash flow; and (f) total shareholder return. Any unrestricted grant of shares of Stock pursuant to a Stock Award shall be made only in lieu of salary or bonus that otherwise would be payable by the Company or a Related Company.


                     SECTION 5 - CASH AWARDS

     5.1  DEFINITION.   A "Cash Award" is a cash bonus paid solely
on account of the attainment of one or more objective performance goals that have been preestablished by the Committee.

     5.2  RESTRICTIONS ON CASH AWARDS.   Each Cash Award shall be
subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a period of time determined by the Committee. The performance goals may be cumulative, annual or end-of-period performance goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price growth; (d) net income (before or after taxes); (e) cash flow; and (f) total shareholder return. The maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $2,000,000.


             SECTION 6 - OPERATION AND ADMINISTRATION

     6.1  EFFECTIVE DATE AND DURATION.   Subject to its approval by
the stockholders of the Company at the Company's 1998 annual meeting of stockholders, the Plan shall be effective as of February 10, 1998 (the "Effective Date"); provided, however, that, to the extent Awards are made under the Plan prior to its approval by stockholders, they shall be contingent on approval of the Plan by the stockholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the plan on a date that is more than ten years from the date the Plan is approved by stockholders.

     6.2  SHARES SUBJECT TO PLAN.

     (a) (i) Subject to the following provisions of this subsection 6.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (I) 7,500,000 shares of Stock; (II) any shares of Stock available for future awards under the Global
     Marine Inc. 1989 Stock Option and Incentive Plan (the "1989
     Plan") as of the Effective Date; and (III) any shares of Stock represented by awards granted under the 1989 Plan that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

          (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (iii) If the Exercise Price or other purchase price of any stock option or other award granted under the Plan or the 1989 Plan is satisfied by tendering shares of Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation resulting from the settlement of any such option or other award is satisfied by tendering or withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity or an interest in another entity.

     (b) Subject to paragraph (c) of this subsection 6.2, the following additional maximums are imposed under the Plan.

          (i) The maximum number of shares of Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 6,000,000 shares. In the event of an increase in the number of shares authorized in clause I in the first sentence of paragraph 6.2(a)(i), said maximum number of shares will be increased pro rata.

          (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4
     (relating to Stock Awards) shall be 2,000,000 shares.

          (iii) The maximum number of shares that may be covered by Awards granted to any one individual during any ten consecutive calendar years pursuant to this Plan shall be 20% of the shares of Stock authorized in clause I in the first sentence of paragraph 6.2(a)(i) to be delivered under the Plan. In the event of an increase in the number of shares authorized in said clause I, the 20% limitation will apply to the increased number of shares authorized.

     (c) In the event of a corporate transaction involving the Company (including without limitation any stock divided, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards.
     Action by the Committee may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     6.3. LIMIT ON DISTRIBUTION.   Distribution of shares of Stock
or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     6.4 TAX WITHHOLDING. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company or the Company or any Related Company may withhold from any payments due or becoming due to the recipient an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares; provided, however, that, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, or the Company may accept delivery of shares of Stock with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirement, excluding any shares deemed unacceptable for any reason by the Committee. Whenever under the Plan payments are to be made to a Participant or beneficiary in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements. At the discretion of the Committee, the terms and conditions of any Award may provide for a cash payment to a Participant equal to any tax the Participant must pay in connection with the settlement of the Award and/or the disposition of Stock received upon settlement of the Award.

     6.5 SHARES AS PAYMENT. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock, valued at their Fair Market Value, as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

     6.6  DIVIDENDS AND DIVIDEND EQUIVALENTS.   An Award may provide
the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     6.7  PAYMENTS.   Awards may be settled through cash payments,
the delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

     6.8  TRANSFERABILITY.   Except as otherwise provided by the
Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by applicable laws of descent and distribution.

     6.9  FORM AND TIME OF ELECTIONS.   Unless otherwise specified
herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing and filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     6.10 AGREEMENT WITH COMPANY.   At the time of an Award to a
Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Committee may prescribe in its sole discretion.

     6.11 LIMITATION OF IMPLIED RIGHTS.

     (a) Neither a Participant nor any other person shall by reason of the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant and/or the grant or an Award will not give any employee the right to be retained in the employ of the Company or any Related Company, the right to receive any future Award under the Plan, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such right.

     6.12 EVIDENCE.   Evidence required of anyone under the Plan may
be by certificate, affidavit, document or other information which the person acting on it considers pertinent, reliable, and signed, made or presented by the proper party or parties.

     6.13 ACTION BY COMPANY OR RELATED COMPANY.   Any action
required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or, except to the extent prohibited by applicable law or applicable rules of any stock exchange, by a duly authorized officer of the company.

     6.14 SEPARATE FUND.   Neither the Company, the Board or the
Committee has any obligation to create a separate fund for the performance of any cash payment obligation under the Plan, but any or all of them may, at their own discretion, create trust funds or similar arrangements for such purpose.

     6.15 LIABILITY FOR CASH PAYMENTS.   Each Related Company shall
be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     6.16 POOLING OF INTERESTS ACCOUNTING.   The Committee may, in
its sole and absolute discretion, declare inoperative anything in this Plan or in the terms, conditions, restrictions or contingencies pertaining to any Award, including any outstanding Award, that adversely affects pooling of interests accounting.


                      SECTION 7 - COMMITTEE

     7.1  ADMINISTRATION.   The authority to control and manage the
operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7.

     7.2  SELECTION AND COMPOSITION OF COMMITTEE.   The Committee
shall be selected by the Board and shall consist of two or more members of the Board who are not employees of the Company or a Related Company.

     7.3  POWERS OF COMMITTEE.   The authority to manage and control
the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Subject to the Provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the same restrictions imposed upon the Board by Section 8, to amend, cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m) and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is conclusive, final and binding.

     (f) At its discretion, the Committee may terminate or suspend the granting of Awards under the Plan at any time or from time to time.

     (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     7.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     7.5  INFORMATION TO BE FURNISHED TO COMMITTEE.   The Company
and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, re-employment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     7.6  DUPLICATED SIGNATURES.   At its discretion, the Committee
may accept a duplicated signature on any document, whether faxed, photocopied or otherwise duplicated, which will be effective to the same extent as an original signature unless there is a showing of fraud or other wrongdoing, the burden of making such showing being on the person asserting such fraud or wrongdoing.


              SECTION 8 - AMENDMENT AND TERMINATION

     The Board may at any time amend, suspend or terminate the Plan, provided that, subject to subsection 6.2 (relating to certain adjustments to shares), no amendment or termination may (a) in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, or (b) in the absence of proper approval by the Company's stockholders, increase the share limitations set forth in subsection 6.2 or the cash limitations set forth in subsection 5.2 or change the minimum Option and SAR Exercise Prices set forth in subsection 3.2.